                                                                    EXHIBIT 4.6A

                                                      [Conformed Composite Copy]

                      FIRST AMENDMENT TO CREDIT AGREEMENT

                           dated as of April 16, 1996


          LYONDELL-CITGO REFINING COMPANY LTD., a Texas limited liability company (the "Borrower"), the LENDERS listed on the signature pages hereof and any Lender hereafter becoming a party to the below-mentioned Agreement in accordance with the provisions thereof, ABN AMRO BANK N.V., THE BANK OF NOVA SCOTIA, CREDIT LYONNAIS, THE FIRST NATIONAL BANK OF CHICAGO and THE INDUSTRIAL BANK OF JAPAN, LTD., as Co-Agents, and THE BANK OF NEW YORK, as Agent, agree to this First Amendment (this "Amendment"), dated as of April 16, 1996 (the "Amendment Date"), to the Credit Agreement, dated as of May 5, 1995, among the Borrower, the Lenders parties thereto, such Co-Agents and such Agent (the "Agreement"; capitalized terms used but not otherwise defined herein having the meanings assigned to them in the Agreement, and references herein to Sections being references to Sections of the Agreement unless indicated otherwise), as follows:

          Section 1.  Amendments.    Subject to the terms and provisions herein
                      ----------
set forth, effective as of the Amendment Date, the Agreement hereby is amended in the following respects:

          (a) In Section 1.01:

              (i) "ABN AMRO Bank N.V.," is added between "means" and "The" in the definition of "Co-Agents";

              (ii) The number "ten" in clause (c) of the definition of "Interest Periods" is changed to "15";

              (iii) In subclause (a)(iii) of the definition of "Permitted Investments," (A) "time deposits," is added before "certificates," and (B) "Moody's," is changed to "Moody's and";

              (iv) The following subclause (a)(iv) is added to the definition of "Permitted Investments": and

              (iv) money market funds organized under the laws of the United States of America or any state thereof which invest primarily in investments constituting any one or more of the types of "Permitted Investments" described in subclauses (i), (ii) and (iii) of this clause (a) without regard to the restrictions on the maturities of such Permitted Investments,

          ; and


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          (b) In Section 7.09(f), "$5,000,000" is changed to "$10,000,000".

          Section 2.  Conditions to Effectiveness.  The effectiveness of the
                      ---------------------------
amendments made by this Amendment to the Agreement is subject to its execution by the Agent and the Agent's receipt on or before the Amendment Date of (a) counterparts of this Amendment signed by the Borrower and the Required Lenders and (b) each of the following, in sufficient number for each of the Lenders and the Co-Agents and in form and substance reasonably satisfactory to the Agent:
(i) a copy, certified by the Secretary of the Borrower under date of the Amendment Date, of the resolutions adopted by Owners Committee Action taken by the Owners Committee in accordance with the applicable requirements of the Regulations to authorize the execution and delivery of this Amendment and the carrying out of the provisions hereof and of the Agreement as amended hereby;
(ii) a certificate of a Responsible Officer, dated the Amendment Date, to the effect that, on and as of the Amendment Date, (A) the representations and warranties set forth in Article V of the Agreement (other than in Section 5.06(a)(ii)) are true and correct in all material respects (unless made as of a specific date as set forth in that Article); and (B) no Default exists or would exist as a result of this Amendment; and (iii) an opinion of the general counsel of the Borrower,dated the Amendment Date, to the effect that this Amendment has been duly authorized by Owners Committee Action and validly executed and delivered.

          Section 3.  Miscellaneous.  This Amendment is governed by the terms
                      -------------
and other provisions of Sections 1.02, 1.03, 10.05, 10.07, 10.10 (the first sentence thereof) and 10.12 as if this Amendment were "the Agreement."

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers all as of April 16, 1996.

                                        LYONDELL-CITGO REFINING COMPANY LTD.




                                       By:       /s/ D. Lyndon James
                                           ---------------------------------
                                           Name:  D. Lyndon James
                                           Title:  Vice President and Controller


                                        THE BANK OF NEW YORK,
                                           As Agent and as a Lender


                                       By:       /s/ Ian K. Stewart
                                           ----------------------------------
                                           Name:  /s/ Ian K. Stewart

                                       2
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                                           Title:  Senior Vice President


                                       OTHER LENDERS:

                                       ABN AMRO BANK N.V. HOUSTON AGENCY

                                       By:  ABN AMRO North America, Inc.,
                                             as Agent



                                       By:       /s/ Robert Cunningham
                                           ------------------------------------
                                           Name:  Robert Cunningham
                                           Title:  Vice President & Director


                                       By:       /s/ W. Bryan Chapman
                                           ------------------------------------
                                           Name:  W. Bryan Chapman
                                           Title:  Vice President & Director








                                       THE BANK OF NOVA SCOTIA



                                       By:      /s/ F.C.H. Ashby
                                           ------------------------------------
                                           Name:  F.C.H. Ashby
                                           Title: Senior Manager Loan Operations

                                       3
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                                       BANQUE NATIONALE DE PARIS,
                                          HOUSTON AGENCY



                                       By:      /s/ John L. Stacy
                                           ------------------------------------
                                           Name:  John L. Stacy
                                           Title:  Vice President



                                       CAISSE NATIONALE DE CREDIT AGRICOLE



                                       By:       /s/ Dean Balice
                                           ------------------------------------
                                           Name:   Dean Balice
                                           Title:  Senior Vice President
                                                   Branch Manager


                                       CO BANK ACB



                                       By:      /s/ James M. Papai
                                           -----------------------------------
                                           Name:  James M. Papai
                                           Title:  Vice President


                                       CREDIT LYONNAIS CAYMAN ISLAND BRANCH



                                       By:       /s/ Pascal Poupelle
                                           -----------------------------------
                                           Name:   Pascal Poupelle
                                           Title:  Senior Vice President

                                       4
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                                       THE FIRST NATIONAL BANK OF CHICAGO



                                       By:      /s/ Helen A. Carr
                                           -----------------------------------
                                           Name:  Helen A. Carr
                                           Title:  Attorney in Fact



                                       THE INDUSTRIAL BANK OF JAPAN, LTD.



                                       By:      /s/ Robert W. Ramage, Jr.
                                           -----------------------------------
                                           Name:  Robert W. Ramage, Jr.
                                           Title:  Senior Vice President


                                       NATIONSBANK OF TEXAS, N.A.



                                       By:       /s/ Paul A. Squires
                                           -----------------------------------
                                           Name:   Paul A. Squires
                                           Title:  Senior Vice President


                                       THE NIPPON CREDIT BANK, LTD.
                                            NEW YORK BRANCH



                                       By:       /s/ Yoshihide Watanabe
                                           -----------------------------------
                                           Name:  Yoshihide Watanabe
                                           Title:  Vice President & Manager




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